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                                  EXHIBIT 99.1

CONCORD EFS, INC.
1993 INCENTIVE STOCK OPTION PLAN
(1999 Restatement)

     1.DEFINITIONS. As used in this 1993 Incentive Stock Option Plan of Concord EFS, Inc., the following terms shall have the following meanings:

          1.1  AWARDED OPTIONS means all options other than Formula Options.

          1.2  CHANGE IN   CORPORATE  CONTROL   means  the  date  on which  any
     individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Securities Exchange Act of 1934) "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

          1.3  CODE means the Internal Revenue Code of 1986, as amended.

          1.4 COMMITTEE means the Compensation Committee of the Company's Board of Directors, consisting exclusively of directors who at the relevant time are "outside directors" within the meaning of ss.162(m) of the Code.

          1.5  COMPANY means Concord EFS, Inc., a Delaware corporation.

          1.6 FAIR MARKET VALUE means the value of a share of Stock of the Company on any date as determined by the Board.

          1.7  FORMULA GRANT means a grant of options pursuant to Section 11.

          1.8  FORMULA GRANT Date  shall  have  the meaning specified in Section
     11.

          1.9  FORMULA OPTIONS means options granted pursuant to Section 11.

          1.10 GRANT DATE means the date on which an Option is granted, as specified in Section 7.

          1.11 MAJOR  SHAREHOLDER  means  a  person  who,  within the meaning of
     Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations).

          1.12 OPTION means an option to purchase shares of the Stock granted under the Plan.



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          1.13 OPTION  AGREEMENT means an agreement  between the  Company and an
     Optionee, setting forth the terms and conditions of an Option.

          1.1 OPTION PERIOD means the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Option Agreement.

          1.15 OPTION PRICE means the price paid by an Optionee for an Option under this Plan.

          1.16 OPTION SHARE means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

          1.17 OPTIONEE means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

          1.18 PLAN means this 1993 Incentive Stock Option Plan of the Company.

          1.19 RELATED CORPORATION means a Parent Corporation or a Subsidiary Corporation, each as defined in Section 424 of the Code.

          1.20 STOCK means common stock, $.33 1/3 par value, of the Company

          1.21 VESTED SHARES, as of any date, means those shares of stock available at that date for purchase by exercise of a Formula Option pursuant to Section 11.

     2. PURPOSE. This 1993 Incentive Stock Option Plan is intended to encourage ownership of the Stock by key employees and directors of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code.

     3. TERM OF THE PLAN. Options under the Plan may be granted not later than February 16, 2003.

     4. STOCK SUBJECT TO THE PLAn. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 25,000,000 shares, subject, however, to the provisions of Section 16 of the Plan. No Optionee may be granted in any year Options to purchase more than 1,500,000 shares of Stock, subject to adjustment pursuant to Section 16. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     5. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 11 and 20), the


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Committee  shall  have  complete  authority,  in its  discretion,  to  make  the following determinations with respect to each Awarded Option to be granted by the Company: (a) the key employee to receive the Awarded Option; (b) the time of granting the Awarded Option; (c) the number of shares subject thereto; (d) the Option Price; and (e) the Option period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) other than Option Agreements for Formula Options, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

     6. ELIGIBILITY. An Awarded Option may be granted only to a key employee of one or more of the Company and its subsidiaries. A director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive Awarded Options but shall receive Formula Options pursuant to Section 11. A Major Shareholder shall be eligible to receive an Awarded Option only if the Option Price is at least 110% of the Fair Market Value on the Grant Date and only if the Awarded Option expires, to the extent not theretofore exercised, on the fifth anniversary of the Grant Date.

     7. TIME OF GRANTING AWARDED OPTIONS. The granting of an Awarded Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.


     8. AWARDED OPTION PRICE. The Option Price under each Awarded Option shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date except that the Option Price under an Awarded Option granted to a Major Shareholder must be not less than 110% of the Fair Market Value.

     9. AWARDED OPTION PERIOD. No Awarded Option may be exercised later than the tenth anniversary of the Grant Date, or for an Awarded Option granted to a Major Shareholder, the fifth anniversary of the Grant Date. An Awarded Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.

     10. MAXIMUM SIZE OF AWARDED OPTION AS INCENTIVE OPTION. To the extent that the aggregate Fair Market Value of Stock for which an Awarded Option becomes exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the Awarded Option shall be treated as a nonstatutory option, and not an incentive option under Section 422 of the Code. For purposes of this Section 10, all Awarded Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.


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     11.      FORMULA GRANTS OF OPTIONS TO CERTAIN DIRECTORS.

              (a) DIRECTORS ELECTED OR RE-ELECTED AT ANNUAL STOCKHOLDERS MEETING, SPECIAL MEETING IN LIEU OF ANNUAL MEETING OR AT OTHER TIMES. Commencing in 1994, each individual who is not, immediately prior to his or her election or re-election to the Board of Directors, either an officer or employee of the Company or any subsidiary of the Company, and who is elected or re-elected to the Board of Directors during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board of Directors) shall be granted, on the date of such meeting or other appointment (as used in or with reference to this Section 11(a), a "Formula Grant Date"), a nonstatutory Stock Option to purchase 4,500 shares of Stock, subject to adjustment pursuant to
Section 16.

              (b) TERMS OF FORMULA OPTIONS. Each Formula Option granted to an Optionee under this Section 18 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Formula Grant Date, and
(ii) become exercisable for Vested Shares on the second anniversary of the Formula Grant Date if the Optionee remains a director of the Company on that date. No Formula Option granted pursuant to this Section 11 is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Formula Grants shall be evidenced by Option Agreements. The Option Agreements shall contain provisions consistent with this Section 11 and shall contain identical terms and conditions, except (i) as otherwise required by this
Section 11 and (ii) for any restrictions imposed with respect to Formula Grants granted prior to the receipt of any stockholders' approval required pursuant to Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended.

              (c) OPTION PERIOD. The Option Period for any Formula Option granted pursuant to this Section 11 shall be ten years from the date of grant.

     12. EXERCISE OF OPTION. An Option may be exercised only by giving written notice, in the manner provided in Section 21 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by (a) full payment for such shares in the form of (X) a check or bank draft payable to the order of the Company, (Y) certificates representing shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased, or (Z) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the Company such proceeds of sale, and (b) such additional amount in one or more of the foregoing forms as the Company may reasonably require to permit the Company to comply with applicable withholding tax requirements. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by him. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or


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certificates  for  such  shares  shall  be  postponed  until  completion  of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense. Upon each exercise of the Option, the Optionee may be required to give a representation in form satisfactory to counsel for the Company that he or she is acquiring shares purchased pursuant to such exercise for investment and not with a view to distribution and that he or she will make no transfers of the shares in violation of the Securities Act of 1933, as amended, and the regulations of the
Securities  and  Exchange  Commission  thereunder.   The  Company  may,  at  its
discretion, make a notation on any certificate delivered upon exercise of the Option to the effect that the shares represented by the certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books, as appropriate. Notwithstanding the foregoing, the Company may release the Optionee from the investment representation if the shares of the Stock subject to the Option have been registered with the Securities and Exchange Commission under such Act.

     13. NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD. The Company may require that the person exercising an Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

     14. TRANSFERABILITY OF OPTIONS. Awarded Options and, unless otherwise provided in all of the Option Agreements for Formula Options, Formula Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     15. TERMINATION OF EMPLOYMENT OR SERVICE. With respect to Awarded Options, in the event that the Optionee's employment is terminated for any reason other than death or the Optionee's employer is no longer the Company or a Related Corporation, the Awarded Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within three months after termination unless terminated earlier by its terms. If termination results from the death of the Optionee, the Awarded Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Awarded Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the date of death, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract. With respect to Formula Options, in the event that the Optionee's service is terminated for any reason, the Formula Option, to the extent exercisable at termination, may be exercised at any time within five years after the termination of service, unless terminated earlier by its terms.


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     16.  ADJUSTMENT OF NUMBER OF SHARES.  Each Option  Agreement  shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares or other securities an Optionee would have received if the Option had been exercised in full prior to such reclassification, change, consolidation, merger, sale or conveyance and no disposition had subsequently been made. Each Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted and the maximum number of shares available for any one Option as stated in
Section 4 and the number of shares to be granted to each  director  as stated in
Section 11 shall be correspondingly adjusted.

     17. CHANGE IN CORPORATE CONTROL. Upon a Change in Corporate Control, each outstanding Option shall immediately become fully exercisable, and a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by all outstanding Options, whether to be issued by the Company or by any successor corporation, shall be effective at all times during which the Options may be exercised and, to facilitate resale of the shares, during the twelve months after the last exercise of the Options.

     18. RESERVATION OF STOCK. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     19. LIMITATION OF RIGHTS IN THE OPTION SHARES. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

     20. TERMINATION AND AMENDMENT OF THE PLAN. The Committee may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 15, the Committee may not, without the approval by the holders of a majority


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of the  Stock,  change  the  classes of  persons  eligible  to receive  Options, increase  the maximum  number of shares  available  for option under the Plan or
extend  the  period   during  which   Options  may  be  granted  or   exercised.
Notwithstanding the preceding sentence, the provision of Sections 1, 5 and 6, insofar as they relate to Formula Options, and Section 11 shall not be amended more often than once every six months, other than to comport with changes in the Code and regulations thereunder. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

     21. NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.